Exhibit 99.1

CureTech Ltd.

ANNUAL REPORT 2013

CureTech Ltd.

ANNUAL REPORT 2013

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	2
FINANCIAL STATEMENTS IN NEW ISRAELI SHEKELS (NIS):
Statements of financial position	3
Statements of income	4
Statements of comprehensive income (loss)	5
Statements of changes in equity (capital deficiency)	6
Statements of cash flows	7
Notes to financial statements	8-30

INDEPENDENT AUDITORS’ REPORT

To the Management and Board of Directors of

CureTech Ltd.

We have audited the accompanying financial statements of CureTech Ltd., which comprise the statement of financial position as of December 31, 2013, and the related statements of income, comprehensive income, changes in capital deficiency and cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

As discussed in note 2a, the accompanying financial statements do not include comparative figures for the prior year as required by IAS 1 “Presentation of financial statements”. In our opinion, inclusion of comparative figures is necessary to obtain a proper understanding of the current period’s financial statements.

In our opinion, except for the exclusion of comparative information as discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of CureTech Ltd. at December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (IASB).

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 5, 2015	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

CureTech Ltd.

STATEMENT OF FINANCIAL POSITION

	Note	December 31, 2013
		NIS in thousands
CURRENT ASSETS:
Cash and cash equivalents	5	5,564
Other current assets		212
Related parties receivables

TOTAL CURRENT ASSETS		5,776

NON-CURRENT ASSETS:
Long term deposit		17
Property, plant and equipment, net	6	3,866

TOTAL NON-CURRENT ASSETS		3,883

TOTAL ASSETS		9,659

CURRENT LIABILITIES:
Trade payables		918
Other payables and accruals		1,110
Related parties payables		12

TOTAL CURRENT LIABILITIES		2,040

NON-CURRENT LIABILITIES:
Liability for employee rights upon retirement, net	8	15
Liability for future payment of royalties	7	17,702

TOTAL NON-CURRENT LIABILITIES		17,717

COMMITMENTS	12

TOTAL LIABILITIES		19,757

CAPITAL DEFICIENCY:	9
Share capital		4
Premium on shares		187,384
Treasury shares		(405,341)
Capital reserves		2,347
Differences from translation of financial statements into the presentation currency		(12,633)
Retained earnings		218,141

TOTAL CAPITAL DEFICIENCY		(10,098)

TOTAL LIABILITIES AND CAPITAL DEFICIENCY		9,659

Date of approval of the financial statements: November 5, 2015

Chairman of the Board	Chief Executive Officer	Chief Financial Officer
Dr. Aharon Schwartz	Dr. Michael Schickler	Mr. Moti Hacham

The accompanying notes are an integral part of the financial statements.

CureTech Ltd.

STATEMENT OF INCOME

	Note	Year ended December 31, 2013
		NIS in thousands
RESEARCH AND DEVELOPMENT EXPENSES, net	14	16,870
GENERAL AND ADMINISTRATIVE EXPENSES		2,538
OTHER INCOME, net		(36)

OPERATING LOSS		19,372
GAIN FROM CHANGE IN FAIR VALUE OF DERIVATIVE FINANCIAL INSTRUMENTS, net	7	(398,784)
FINANCIAL INCOME		(269)
FINANCIAL EXPENSES		403

FINANCIAL EXPENSES, net		134

INCOME FOR THE YEAR		379,278

The accompanying notes are an integral part of the financial statements.

CureTech Ltd.

STATEMENT OF COMPREHENSIVE INCOME

Year ended December 31, 2013
NIS in thousands
INCOME FOR THE YEAR	379,278
OTHER COMPREHENSIVE LOSS FOR THE YEAR (net of income tax):
Items that will not be reclassified to profit or loss:
Differences from translation of financial statements	(11,769)
Remeasurement of liability for employee rights upon retirement, net	(10)

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	367,499

The accompanying notes are an integral part of the financial statements.

CureTech Ltd.

STATEMENT OF CAPITAL DEFICIENCY

	Share capital	Premium on shares	Treasury shares	Capital reserves	Differences from translation of financial statements into the presentation currency	Retained earnings (accumulated deficit)	Total
	NIS in thousands
BALANCE AT JANUARY 1, 2013	17	173,170	—,—	2,516	(864)	(161,137)	13,702
CHANGES DURING THE YEAR
ENDED DECEMBER 31, 2013:
Total comprehensive income (loss) for the year				(10)	(11,769)	379,278	367,499
Share options forfeited				(186)			(186)
Share based compensation expenses				27			27
Share issuance	*	14,214					14,214
Purchase of treasury shares due to exercise of repurchase option	(13)		(405,341)				(405,354)

BALANCE AT DECEMBER 31, 2013	4	187,384	(405,341)	2,347	(12,633)	218,141	(10,098)

*	Represents an amount of less than NIS 1 thousand.

The accompanying notes are an integral part of the financial statements.

CureTech Ltd.

STATEMENT OF CASH FLOWS

Year ended
December 31,
2013
NIS in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Income for the year	379,278

Adjustments required to reflect the cash flows from operating activities:
Income and expenses not involving cash flows:
Depreciation of property, plant and equipment	1,061
Capital gain from sale of property, plant and equipment	(40)
Share-based compensation expenses	(159)
Change in the value of liability for employee rights upon retirement, net	2
Amortization of leasing deposit	8
Changes in the fair value of derivative financial instruments, net	(398,784)

(397,912)

Changes in operating asset and liability items:
Decrease in other current assets	321
Changes in related parties, net	59
Decrease in trade payables	(466)
Decrease in other payables and accruals	(2,026)

(2,112)

Net cash used in operating activities	(20,746)

CASH FLOWS FROM INVESTING ACTIVITIES:
Long term deposits
Proceeds from sale of property, plant and equipment	65
Purchases of property, plant and equipment	(16)

Net cash provided by investing activities	49

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options
Share issuance (net of issuance expenses)	14,214

Net cash provided by financing activities	14,214

DECREASE IN CASH AND CASH EQUIVALENTS	(6,483)
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	12,618
EXCHANGE DIFFERENCES ON CASH AND CASH EQUIVALENTS	(571)

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF YEAR	5,564

ADDITIONAL INFORMATION ON INVESTING AND FINANCING OPERATIONS NOT INVOLVING CASH FLOWS -exercise of repurchase option:
Derivative financial instruments	(386,912)

Treasury shares	405,354

Liability for future payment of royalties	(18,442)

The accompanying notes are an integral part of the financial statements.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	CureTech Ltd. (hereafter – “the Company”) is a private company which was established in 1995 in Israel. It is engaged in the development of novel, broad-spectrum, immune modulating products for the treatment and control of cancer. At this stage the Company conducts Phase II clinical trials. The Company’s offices are located at Yavne.

b.	As of December 31, 2013, the principal shareholders of the Company are Clal Biotechnology Industries Ltd. (hereafter – “CBI”, “the parent company”) and Clal Venture Capital Fund Limited Partnership. As to the notice from Teva Pharmaceutical Industries Ltd.’s (hereafter – “Teva”) regarding the termination of its collaboration agreements with the Company, see note 7 below.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation of financial statements

The financial statements of the Company as of December 31, 2013, and for the year ended on this date have been prepared in compliance with International Financial Reporting Standards (IFRSs), as issued by the International Accounting Standards Board (IASB), except that the financial information do not include comparative figures for the prior year period as required by IAS 1 “Presentation of Financial Statements”. The purpose of these financial statements is to meet the reporting requirements of the Securities and Exchange Commission (SEC), according to Medivation Inc. requirements (see note 15d).

The following should be indicated in connection with the presentation of these financial statements:

1)	Unless otherwise stated, the significant accounting policies described below have been applied on a consistent basis in relation to all presented years.

2)	The financial statements have been prepared under the historical cost convention, subject to adjustments in respect of revaluation of amounts of financial assets and financial liabilities (including derivatives) at fair value through profit or loss presented at fair value.

3)	The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in (note 3). Actual results could differ significantly from those estimates and assumptions.

4)	The operating cycle of the Company is 12 months.

5)	The Company analyzes the expenses recognized in the income statements using the classification method based on the functional category to which the expense belongs.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

b.	Translation of foreign currency balances and transactions:

1)	Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (hereinafter - the “Functional Currency”), which is the U.S. dollar. The financial statements of the Company are presented in New Israeli Shekels (“NIS”), which is the parent company’s functional and presentation currency.

2)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss.

Translation differences on non-monetary financial assets and liabilities such as equities (shares or options) classified as financial instruments at fair value through profit or loss are recognized in profit or loss as part of the fair value gain or loss.

3)	Translation of financial statements of the Company

The results and financial position of the Company are translated into the presentation currency as follows:

(a)	Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

(b)	Income and expenses for each income statement are translated at average exchange rates for the period (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions);

(c)	All resulting exchange differences are recognized in other comprehensive income.

The changes during the reported years in the exchange rates of the US Dollar and the Israel CPI are set forth below:

	Exchange
	rate of one
	dollar	CPI
	%	%
Year ended December 31, 2013	(7.0)	1.9

The exchange rate of the Dollar as of December 31, 2013 is $1-NIS 3.471.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

c.	Property, plant and equipment

Property, plant and equipment is initially stated at the cost of acquisition. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. When a part of property, plant and equipment is being replaced, its carrying value is derecognized. Repairs and maintenance are charged to the income statement during the period in which they are incurred.

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Depreciation and impairment on property, plant and equipment are charged to the income statement.

Depreciation is calculated using the straight-line method to depreciate the cost of the property, plant and equipment items to their residual values over their estimated useful lives, as follows:

Office furniture and equipment	7-14 years
Computer and software	3 years
Laboratory equipment	7 years

Leasehold improvements are amortized by the straight-line method over the shorter of the term of the lease or the estimated useful life of the improvements.

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at least once a year.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. Depreciation and impairment losses in respect of property, plant and equipment which is presented at cost are charged to income or loss.

Gains and losses on disposals are determined by comparing the net proceeds with the carrying amount and are recognized in the income statement among “other income, net”.

d.	Intangible assets

Research and Development

Research expenses are accounted for as expenses as incurred. Cost incurred in respect of development projects (attributable to the design and testing of new or improved products) are recognized as intangible assets when the following criteria are met:

•	It is technically feasible to complete the intangible assets so that it will be available for use;

•	Management intends to complete the intangible asset and use it or sell it;

•	There is an ability to use or sell the intangible asset;

•	It can be demonstrated how the intangible asset will generate probable future economic benefits;

•	Adequate technical, financial and other resources to complete the development and to use or sell the intangible asset are available; and

•	The expenditure attributable to the intangible asset during its development can be reliably measured.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

Other development costs that do not meet the above criteria are recognized as cost as incurred. Development costs previously recognized as an expense are not recognized as an asset on a subsequent period. Capitalized development costs are presented as intangible assets and amortized as from the time the asset is available for use through its useful life in accordance with the straight line method.

Development assets are tested at least on an annual basis for impairment in accordance with the provisions of IAS 36 – “Impairment of Assets”.

Through December 31, 2013, the Company did not meet with the criteria for capitalization of development costs as intangible assets and accordingly, no assets have so far been recognized in the financial statements in respect of the capitalized development costs.

e.	Government grants

Grants from the government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the Company will comply with all attached conditions. Forgivable loans given to the Company by the government are accounted for as a government grant, where there is a reasonable assurance that the Company will comply with the conditions for loan forgiveness.

Government grants relating to costs are recognized in income or loss on a systematic basis over the periods in which the Company recognizes as expenses the related costs for which the grants are intended to compensate.

Government grants from the Office of the Chief Scientist in the Ministry of Economy (hereafter – “the Chief Scientist”) as participation in research and development activities carried out by the Company (hereafter – “Chief Scientist Grants”) fall within the scope of “forgivable loans” as specified in IAS 20 – “ Accounting for government Grants and Disclosure of government Assistance” – (hereafter – “IAS 20”).

Grants received from the Chief Scientist after January 1, 2009, are measured and accounted for in accordance with IAS 39. If on the date the right for the Chief Scientist Grant is established (hereafter – entitlement date) the management of the Company concludes that there is no reasonable assurance that the Chief Scientist Grant to which entitlement has been established (hereafter – “the received grant”), will not be repaid, the Company recognizes a financial liability on that date, which is accounted for under the provisions of IAS 39 regarding financial liabilities measured at amortized cost. The difference between the received grant and the fair value of the said financial liability at date of initial recognition is accounted for as a government grant recognized in income or loss as a reduction of research and development expenses.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

In a case where on entitlement date, Company’s management reaches the conclusion that there is reasonable assurance that the received grant will not be repaid, the grant is charged, at that date, to income or loss as a reduction of R&D expenses. Should in subsequent periods Company’s management concludes, for the first time, that there is no reasonable assurance that the received grant will not be repaid, the Company recognizes a financial liability on that date, which is accounted for under the provisions of IAS 39 regarding financial liabilities measured at amortized cost.

As to Chief Scientist Grants received through December 31, 2008, in cases where on entitlement date, the management of the Company concludes that there is no reasonable assurance that the received grant will not be repaid, the Company recognizes a provision which is measured in accordance with the guidelines specified in IAS 37 – “Provisions, Contingent Liabilities and Contingent Assets” (hereafter – “IAS 37”).

In a case where on entitlement date, the Company reaches the conclusion that there is reasonable assurance that the received grant will not be repaid, and accordingly, on that date the grant was charged to income or loss and in subsequent periods it becomes for the first time more likely than not that the Company will be required to pay royalties to the Chief Scientist, the Company recognizes the provision against income or loss, measured in accordance with the provisions set in IAS 37.

f.	Financial assets:

1)	Classification

The Company classifies its financial assets in the following categories: financial assets at fair value through profit or loss and loans and receivables. The classification depends on the purpose for which the financial assets were acquired. Company’s management determines the classification of its financial assets at initial recognition.

a)	Financial assets at fair value through profit or loss

This category includes financial assets designated at fair value through profit or loss. A financial asset is classified into this category if it was designated for this category by management. Assets in this category are classified as current assets if held for trading or expected to be settled within 12 months from date of statements of financial position; otherwise, they are classified as non-current assets.

b)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities longer than 12 months after the statement of financial position date. These are classified as non-current assets. The Company’s loans and receivables are presented among “accounts receivable”, “cash and cash equivalents” and “long-term deposit” items in the statement of financial position.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Recognition and measurement

Ordinary purchases and sales of financial assets are recognized on trade-date, which is the date on which the Company commits to purchase or sell the asset. Such investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets, which are carried at fair value through profit or loss, are initially recognized at fair value, and transaction costs are expensed in the income statement. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership associated with these assets. Financial assets at fair value through profit or loss are presented in subsequent periods at fair value. Loans and receivables are presented at depreciated cost based on the effective interest method.

Gains or losses arising from changes in the fair value of financial assets at fair value through profit or loss are presented as a separate item in the income statement in the period in which they arise.

The Company assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. The amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognized in the income statement.

As to measurement of fair value of Company’s financial instruments – see note 4.

g.	Cash and cash equivalents

Cash and cash equivalents include cash in hand, short-term deposits with banks, other short-term highly liquid investments with original maturities of three months or less.

h.	Share based compensation

The Company operates a number of equity-settled, share-based compensation plans for employees, under which the Company receives services from employees as consideration for equity instruments of the Company. The fair value of the employee services received in exchange for the grant of the options is recognized as an expense in the statement of income and at the same time it is charged to capital reserve in equity. The total amount to be expensed over the options’ vesting period is determined by reference to the fair value of the options granted at the time of grant, excluding the impact of service condition and non-market vesting conditions (for example, profitability and sales growth targets).

Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At the end of each reporting period, the Company revises its estimates of the number of options that are expected to vest and recognizes the impact of the revision to original estimates, if any, in the income statement, with a corresponding adjustment to equity.

Upon exercise of the options and issuance of shares, the proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Liability for future payments of royalties

The Company’s liability for future payments of royalties to Teva, was initially recognized at fair value. In subsequent periods, the liability is measured at amortized cost.

j.	Share capital

Company’s ordinary shares and preferred shares are classified as share capital. Each ordinary Company shares confers upon its holders identical rights.

Incremental costs directly attributable to issuance of new shares are presented in equity as a deduction (net of taxes) of proceeds of issuance.

When the Company purchases the Company’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to the Company’s equity holders until the shares are reissued. Where such ordinary shares are subsequently reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects is included in equity.

k.	Current and deferred taxes

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the statement of financial position date in Israel, where the Company operates and generates taxable income. Company’s management periodically evaluates tax aspects applicable to its taxable income in accordance with the relevant tax laws and makes the required provisions.

As of statement of financial position date the Company has accumulated losses for tax purposes and accordingly, no current taxes were included in the financial statements.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the statement of financial position date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred tax assets are recognized for all temporary differences that are tax deductible, up to the amount of the differences that are expected to be utilized in the future, against taxable income. Since at this stage the Company does not expect to have taxable income, no deferred taxes have so far been included in the financial statements.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

l.	Employee benefits:

1)	Severance pay liability

Labor laws and agreements in Israel require the Company to pay severance pay to employees dismissed or retiring from their employ in certain other circumstances. A defined contribution plan is a post-employment benefit plan under which the Company pays fixed contributions into a separate and independent entity. The Company has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. A defined benefit plan is a post-employment benefit plan that is not a defined contribution plan.

The Company’s severance pay liability in respect of most of its employees is accounted for as a defined benefit plan. As part of the Company’s defined benefit obligation to relevant employees, the amounts of benefits that such employees are entitled to receive upon retirement is based on the number of years of employment and the employee’s last monthly salary.

Total liability for employee rights upon retirement as recognized in the statement of financial position is the present value of the defined benefit obligation at the statement of financial position date, less the fair value of plan assets. The defined benefit obligation is calculated annually by an independent actuary using the projected unit credit method.

The present value of the obligation is determined by discounting the estimated future cash outflows (after taking into account the expected rate of salary increases) using interest rates of government bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity approximating to the terms of the related liability, since the Company’s management is in the opinion that as of December 31, 2013, Israel doesn’t have a deep market for high-quality corporate bonds.

Remeasurement gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise.

Interest costs in respect of the defined benefit plan are charged or credited to finance costs.

An Amendment to IAS 19, “Employee benefits”, became effective on January 1, 2013. The amendment replaces interest costs and expected returns on plan assets with a net interest amount that is calculated by applying the discount rate to the net defined benefit liability (assets). The Company implemented the amendment retrospectively; it did not have a material effect on the Company’s financial statements.

The remaining employees (which are not covered under a defined benefit plan) are subject to the rules and regulations of “Section 14” to the Severance Pay Law. The severance pay obligation in connection with these employees is accounted for as a defined contribution plan.

The Company’s obligation to these employees is funded by purchase of insurance policies and making regular contributions to pension and severance pay funds. The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expenses commensurate with receipt from employees of the service in respect of which they are entitled for the contributions.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Vacation and recreation benefits

Under labor laws, every employee is legally entitled to vacation and recreation benefits, both computed on an annual basis. This entitlement is based on the term of employment. The Company charges a liability and expense due to vacation and recreation pay, based on the benefits that have been accumulated for each employee.

m.	New International Financial Reporting Standards, Amendments to Standards and New interpretations:

Standards and amendments to existing standards that are effective or were early adopted by the Company:

1)	IFRS 13 - “Fair Value Measurements” (hereafter – “IFRS 13”)

IFRS 13 aims to improve consistency and reduce complexity by providing a precise definition of ‘fair value’ and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements do not extend the use of fair value accounting, but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRSs.

The Company applied IFRS 13 for the first time commencing January 1, 2013. IFRS 13 was applied prospectively. The disclosure requirements of the new guidance do not need to be applied in comparative information for periods before initial application of IFRS 13. The first time application of IFRS 13 did not have material impact on the measurement of items in the financial statements of the Company.

2)	Amendment to IAS 1 “Financial Statements Presentation” (hereinafter – Amendment to IAS 1”)

The Amendment to IAS 1 changes the disclosure of other comprehensive income items (OCI) in the statement of comprehensive income. Set forth below are key points of Amendment to IAS 1:

•	Items presented in OCI should be separated into two groups, based on whether or not they may be recycled to profit or loss in the future. Accordingly, items that will not be recycled will be presented separately from items that may be recycled in the future.

•	Entities that choose to present OCI items before the related tax effect will be required to show separately the amount of tax relating to each of the two groups.

•	The title used by IAS 1 for the statement of comprehensive income has changed to “statement of profit or loss and other comprehensive income”. However IAS 1 still permits entities to use other titles.

The Company applied Amendment to IAS 1 for the first time commencing January 1, 2013. Amendment to IAS 1 was applied retrospectively for all reported periods. Since all other comprehensive items of the Company may not be reclassified in the future to profit or loss, the first time application of Amendment to IAS 1 did not have material impact on the financial statements.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3 - CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will by definition, not necessarily be equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are those relating to the fair value of the financial assets of the Company (including its derivatives).

The fair value of financial instruments that are not traded in an active market is determined by using a variety of valuation techniques. The Company uses its judgement to select a variety of methods and make assumptions that are mainly based on market conditions existing at the end of each reporting period. The Company has used discounted cash flow analysis to determine the fair value of its financial assets that are not traded in active markets, see also note 7e.

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT:

a.	Financial risk factors

The Company’s activities expose it to a variety of financial risks such as foreign exchange risk and liquidity risk, as part of its normal course of business. The Company’s risk management objective is to monitor risks and minimize the possible influence that results from this exposure, according to its evaluations and expectations of the parameters that affect the risks.

Risk management is performed by the Chief financial officer (“CFO”) of the Company in conformity with the policy approved by the Board of Directors. The CFO identifies and evaluates the financial risks as needed. The Board provides written principals for overall risk management.

1)	Foreign exchange risk

The Company is exposed to foreign exchange risks arising from various currency exposures, primarily with respect to the NIS and Euro. Foreign exchange risk arises from future commercial transactions and recognized assets and liabilities denominated in foreign currencies which are not the functional currency.

2)	Liquidity risk

As of the date of the statement of financial position, the Company funds its operations using own equity, shareholders’ investments and government grants. The table below analyses the Company’s financial liabilities into relevant maturity groupings based on the remaining period at the statement of financial position date to the contractual maturity date (the amounts in the table represent undiscounted contractual cash flows):

	Less than	5 years
	1 year	or more
	NIS in thousands
December 31, 2013:
Accounts payable	2,028
Liability for future payment of royalties		154,459

	2,028	154,459

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (continued):

b.	Fair value of financial instruments

As of December 31, 2013, most of the Company’s financial instruments are classified to “loans and receivable” category as defined in IAS 39 “Financial Instruments – Recognition and Measurement”. As to the Company’s derivative financial instrument and liability for future payment of royalties, see note 7e and note 2i, respectively.

NOTE 5 - CASH AND CASH EQUIVALENTS:

December 31,
2013
NIS in thousands
Cash in bank and cash on hand	1,746
Short-term bank deposits	3,818

5,564

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

The composition of property, plant and equipment and the related accumulated depreciation, grouped by major classification, and the movement therein in 2013, were as follows:

		Cost					Accumulated depreciation
	Balance					Balance					Depreciated
	as of	Additions	Disposals	Differences	Balance	as of	Additions	Disposals	Differences	Balance	balance as
	beginning	during	during	from	as of end	beginning	during	during	from	as of end	of end
	of year	the year	the year	translation	of year	of year	the year	the year	translation	of year	of year
Machines and laboratory equipment	7,850	10	(453)	(544)	6,863	3,477	911	(428)	(272)	3,688	3,175
Computer – software and hardware	410	4		(29)	385	272	69		(21)	320	65
Office furniture	95			(6)	89	32	5		(2)	35	54
Leasehold improvements	1,107			(77)	1,030	573	44		(42)	575	455
Other equipment	313	2		(22)	293	157	32		(13)	176	117

	9,775	16	(453)	(678)	8,660	4,511	1,061	(428)	(350)	4,794	3,866

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 7 - TERMINATION OF COLLABORATION WITH TEVA:

a.	On January 31, 2013 Teva announced the termination of the collaboration with the Company, in accordance with agreements which were signed between the Company and Teva.

Further to the abovementioned notice and under the agreements between the Company and Teva, all of Teva’s rights and obligations in connection with the said collaboration agreements have terminated and Teva is no longer obligated to invest a further amount of up to $50 million in the Company; the call options granted to Teva to purchase the remaining Company shares, which are held by other shareholders, were also cancelled; Company shares held by Teva were converted into Company ordinary shares and the option, which was granted to the Company to repurchase all of Company shares held by Teva came into effect (hereafter – “the repurchase option”); the term of the repurchase option is 180 days. The repurchase option may be exercised by the Company as follows: if the Company’s board of directors resolves to exercise this option, or if Company shareholders holding 90% of the voting rights, which are not held by Teva, decide to exercise the option. As of January 31, 2013, the fair value of the repurchase option was estimated at $ 106 million (NIS 395.2 million) and was charged in the statement of income under the “gain from change in fair value of derivative financial instruments” item. See also note 7e.

b.	The repurchase option may be exercised by the Company through one of the following two alternatives: (1) a cash payment which is equal to the sum of amounts paid by Teva to the Company and its shareholders for shares issued to Teva by the Company (hereafter – “the equity investment”), or (2) future royalties on sales – the Company will pay Teva one dollar immediately, and will also undertake to pay Teva future contingent royalties of 20% of the revenues arising to the Company from sales of the Company’s products, up to a total equal to 125% of Teva’s equity investments.

c.	On April 30, 2013, the Company filed to the Tel Aviv District Court an application to approve a distribution in accordance with Section 303 to the Companies Law. Subject to the approval of the application by the court, the Company will exercise the repurchase option in accordance with the second alternative presented above and will purchase Teva’s stake in the Company all in accordance with the terms stipulated in the agreements between the Company and Teva and in the Company’s constitutional documents.

d.	On September 2, 2013, (hereafter – “exercise date”) the Company completed the repurchase of Teva’s stake in the Company (in accordance with the provisions applicable to the termination of the collaboration agreements between Teva and the Company). The value of the repurchase option as of exercise date was assessed by an external valuator at $ 107 million (NIS 386.9 million). The change in the value of the option over the period through exercise date was recognized in the statement of income under the “gain from change in fair value of derivative financial instruments” item. In consideration for the exercise of the option the Company will pay Teva royalties amounting to 20% of its future revenues from sales of Company’s products (as defined in the agreement), or licenses for use of Company’s products, up to a total amount of $ 44.5 million (NIS 154.4 million). As of exercise date, the value of the liability to Teva amounted to $ 5.1 million (NIS 18.4 million). Subsequent to the exercise of the repurchase option and the recording of the liability for the payment of future royalties against Company’s acquisition of Company shares, the cost of acquisition of those shares was presented as a deduction from equity under the “treasury shares” item. On the exercise date the share transfer deeds, which authorize the transfer of Company shares held by Teva to the Company, were signed; the letter of undertaking for payment of the consideration in respect of the exercise of the option as above was also signed on that date. See also note 7e.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 7 - TERMINATION OF COLLABORATION WITH TEVA (continued):

e.	The repurchase option was classified as a derivative financial instrument and categorized under level 3, since data about the asset not based on observable market information (unobservable inputs). Until Teva announced on the termination of the collaboration with the Company, the fair value of the repurchase option was estimated at NIS 0, since the probability of the termination was negligible. After Teva’s announcement, the fair value of the repurchase option was estimated by valuation methods based on multiple parameters and scenarios, by discounting the expected future contractual cash flows using a typical discount rate on the broad market for similar financial instruments, or by commonly used economic models for pricing derivatives. The discount rate that used for the fair value estimation is 13%.

The higher the discount rate is, the fair value is lower. A change of 1% will lead to an increase/ decrease of approximately $7.5 million of the derivative fair value.

The following table lists the change in the derivative financial instrument measured at level 3:

December 31,
2013
NIS in
thousands
Repurchase option:
Opening balance for the year	—,—
Transfers to level 3
Revaluations during the year charged to the income statement (“gain from change in fair value of derivative financial instruments” item) :
On the date of termination agreement with Teva	395,168
Through repurchase options’ exercise date	3,616
Differences from translation of financial statements	(11,872)
Exercise of repurchase option	(386,912)

Closing balance for the year	—,—

NOTE 8 - LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT, net:

a.	Severance pay liability

Labor laws and agreements require the Company to pay severance pay to employees dismissed or retiring from their employ in certain other circumstances or to make deposits with defined contribution plans in accordance with Section 14 to the Severance Pay Law. The Company’s severance pay liability is calculated in accordance with employment agreements in force based on the employee’s salary and period of employment which create the entitlement to receive severance pay from the Company.

The Company’s severance pay liabilities are generally funded by making deposits into insurance companies and severance pay funds. That part of the Company’s severance pay liability, which is not covered by deposits in accordance with Section 14 to the Severance Pay Law, is accounted for as defined benefit plans.

b.	Defined benefit plans

The Company has a severance pay liability which constitutes a defined benefit plan. The Company deposits funds to cover this liability in severance pay funds and managerial insurance policies. The “liability for employee rights upon retirement, net” item presented in the statement of financial position as of December 31, 2013 reflects the difference between the severance pay liability and the assets of the severance pay plans.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 8 - LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT, net (continued):

December 31,
2013
NIS in
thousands
c. Amounts presented in the statement of income:
Current service cost	229
Net interest expenses	1

Total employee benefit costs	230

d. Plan’s liabilities - net:
Total liabilities	(1,822)
Total fair value of plan’s assets	1,807

Net liabilities	(15)

e. Changes in the present value of the liability:
Balance at beginning of the year	1,503
Interest expenses	62
Current service cost	218
Benefits payments	(34)
Remeasurement of liability	73

Balance at end of year	1,822

f. Changes in the fair value of plan assets:
Balance at beginning of the year	1,500
Interest income	61
Employee contributions	228
Benefits paid	(34)
Transfer of benefits out of plan assets	(11)
Remeasurement of plan assets	63

Balance at end of year	1,807

g.	Actuarial assumptions

Set forth below are the principal actuarial assumptions used to determine the present value of the defined benefit liability:

December 31,
2013
%
Discount rate	3.6

Rate of inflation	2.7

Salary growth rate	2.5

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9 - EQUITY:

a.	Share capital:

	Number of shares
	December 31, 2013
	Authorized	Issued and paid
Ordinary shares of NIS 0.01 par value	3,367,300	1,431,719	*

Preferred Series A shares of NIS 0.01 par value	150,000	109,900

Preferred Series B shares of NIS 0.01 par value	140,000	111,008

Preferred Series C shares of NIS 0.01 par value	22,700	22,697

*	Out of which 1,276,700 shares were repurchased from Teva and classified as treasury shares.

b.	Preferred shares

The preferred shares shall confer upon their holders the following rights:

1)	Voting rights

Each preferred share shall be convertible, without additional consideration, at the option of the holder thereof, at any time, into such number of fully-paid and non-assessable ordinary share(s) as is determined by dividing the applicable original issue price for such share by the conversion price (as defined below) at the time in effect for such share, provided that any non-fully paid preferred shares will be converted into non-fully paid ordinary shares. As of the time of adoption of these Articles of Association, the conversion price of each preferred share shall equal to the original issue Price thereof, subject to adjustment as set forth in section 3.3 to the Articles of Association. The conversion price of the preferred shares, as in effect from time to time, is referred to as the “conversion price”.

The ordinary shares shall confer upon the holders thereof all the rights attached to the ordinary shares in these Articles of Association, including, without limitation, the right to receive notice of, and to participate in, General Meetings and, to vote thereat with each ordinary share entitling the holder thereof, as detailed in the Articles of Association of the Company , to one vote on each matter upon which a vote is held at a General Meeting, the right to participate and share equally, on a per share basis, in distribution of dividends (subject to the preferential rights of the preferred shares as detailed in the Articles of Association of the Company (‘Winding Up; Distribution Preference’), and the right to participate and share equally, on a per share basis, in distribution of surplus property/assets and funds of the Company in the event of a winding up, liquidation, dissolution or Deemed Liquidation Event (as defined in the Article) of the Company, subject to the preferential rights of the preferred shares set forth in the Articles of Association of the Company (‘Winding Up; Distribution Preference’).

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9 - EQUITY (continued):

2)	Liquidation preference

In the event of a Distribution Event (as defined in the Company’s Articles of Association) Series C preferred shares holders are entitled to receive prior and in preference to the Series B preferred shares holders an amount equivalent to 150% of the original issue price plus interest at a rate of 2% of the original issue price. In the event of a Distribution Event (as defined in the Company’s Articles of Association) Series B preferred shares holders are entitled to receive prior and in preference to the Series A preferred shares holders an amount equivalent to 150% of the original issue price plus interest at a rate of 2% of the original issue price. Series A preferred shares holders are entitled to receive, prior and in preference to the ordinary shares holders, an amount equivalent to the original issue price plus interest at a rate of 2% of the original issue price.

After distribution the preferable amounts, the Company’s assets will be distributed proportionally, all in accordance with the Articles of Association.

3)	Conversion

Series A preferred shares holders and Series B preferred shares holders are entitled to convert their Shares to Ordinary Shares in a 1:1 ratio at any time, without an exercise price.

4)	Sale of Shares below Conversion Price (Anti-dilution Protection –preferred B Shares and preferred C shares only).

Until IPO, upon each issuance of new securities made after the original issue date of the preferred B or C shares, to any person or entity at a price-per-share (the “new price”) that is less than the applicable conversion price of any preferred B share in effect immediately prior to the time of such issue or sale (including without limitation, for no consideration), then forthwith upon such issuance (the “triggering transaction”):

then the applicable conversion price of such preferred C or preferred B share then in effect shall be reduced to an amount (calculated to the nearest one-tenth of a cent with one-twentieth of a cent being rounded up) determined by multiplying such conversion price by a fraction: (i) the numerator of which is the sum of (A) the total number of preferred C or preferred B shares outstanding immediately prior to the Triggering Transaction, plus (B) the number of ordinary shares which the total amount of the consideration received by the Company for the new securities so issued would purchase at such conversion price in effect immediately prior to such issuance of such new securities; and (ii) the denominator of which is the sum of the total number of preferred C or preferred B shares outstanding immediately prior to the Triggering Transaction, plus the number of the new securities so issued.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9 - EQUITY (continued):

c.	Share acquisition agreements

On February 1, 2006, the Company signed a definitive collaboration agreement with Teva (the “agreement”). In connection with the agreement, Teva invested an initial $6 million in the Company. According to the agreement, Teva has received an option to invest additional $23 million under certain milestones and increase its stake in the Company. The funds raised would be used for the development of the Company’s flagship product, CT-011 antibody.

On August 14, 2008, the Company and Teva have agreed to expand the scope of their original collaboration agreement from February 2006. Under the amended agreement the Company will receive up to additional $10.5 million which will be utilized to support the ongoing Phase II study in diffuse large B cell lymphoma as well as a new Phase II study in previously untreated patients with metastatic colorectal cancer. All other terms and conditions of the original agreement have remained unchanged.

On September 28, 2011, pursuant to certain amendments Teva exercised its option to invest $19 million in the Company’s series B-1 preferred shares of NIS 0.01 par value. In addition, Teva was obligated to invest up to $50 million in the Company’s research and development activity. Teva’s holding in the Company after the exercise of the option increased from 33% to 75%. Teva had an option to acquire full ownership of the Company.

On January 31, 2013 Teva informed the Company of the discontinuance of its funding of the Company’s activities, all in accordance with agreements which were signed between the Company and Teva. Further to the said notice and in accordance with the collaboration agreements between Teva and the Company, Teva’s rights and obligations under the collaboration agreements were terminated; this includes Teva’s obligation to fund the Company’s activities as specified in the said agreements, see note 7.

d.	Capital raising

On September 17, 2013, the Company raised $ 4 million by way of rights issue to some of its shareholders in consideration for allotment of 22,697 preferred C shares. The shareholders which participated in this investment round included the parent company, Clal Venture Capital Fund Limited Partnership and Technorov Holdings (1993) Ltd.

e.	Stock option plans

During 2002, the Company’s board of directors and shareholders approved to grant 31,030 options under the 2002 stock option plan to employees, consultants and directors of the Company. The vesting period of the options is 3 to 4 years from the date of grant. Each option is exercisable to one ordinary share of NIS 0.01 par value of the Company, in exercise prices range of $ 0.83 to $2.72. The contractual term of these options is 10 years. During 2006 and 2009, 6,000 and 2,500 options were forfeited, respectively. In October 2007 and in July 2012, 1,000 and 15,700 options were exercised, respectively.

During 2004 and 2005 the Company’s board of directors and shareholders approved to grant 28,140 and 9,100 options, respectively, under the 2004 stock option plan to employees and consultants of the Company. The vesting period of the options is 4 years from the date of grant. Each option is exercisable to one ordinary share of NIS 0.01 par value of the Company, at an exercise price of $ 3.6. The contractual term of these options is 10 years. During 2006 and 2009, 580 and 1,095 options were forfeited, respectively.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9 - EQUITY (continued):

During 2008 and 2010 the Company’s board of directors and shareholders approved to grant 2,400 and 1,200 options, respectively, under the 2004 stock option plan to employees of the Company. The vesting period of the options is 4 years from the date of grant. Each option is exercisable to one ordinary share of NIS 0.01 par value of the Company, in exercise price of $ 58. The contractual term of these options is 10 years. During 2013, 800 options were forfeited. In June 2012 the Company’s board of directors extended the term of exercise of 6,830 options by 5 years. Following such extension the exercise period of those options shall end on July 6, 2017.

The fair value of the options at the grant date computed according to the Black-Scholes option-pricing model. This value is based on the following assumptions: expected dividend yield of 0%; expected volatility of 80%; risk-free interest rate of 2.95%; and expected term until exercise of 6.15 years. Volatility is based on historical volatility of the Company’s share price for periods matching the expected term of the option until exercise.

Movements in the number of share options outstanding and their related weighted average exercise prices are as follows:

	Year ended
	December 31,
	2013
		Weighted
		average
	Number of	exercise
	options	price (US $)
Outstanding at beginning of year	44,785	6.87

Forfeited	(800)	58

Outstanding at end of year	43,985	5.94

Exercisable at end of year	43,885	5.82

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 9 - EQUITY (continued):

As of December 31, 2013, the exercise price for 35,155 of the outstanding options was $3.6, and the exercise price for the remainder 6,830 and 2,000 outstanding options was $ 2.72 and $58, respectively. The average weighted contractual duration was 4 years.

Total effect recognized in the statement of income in respect of share based payment for the years ended December 31, 2013 amounted to NIS 27 thousands. In the year ended December 31, 2013, share based payments in respect to options that were forfeited in the period amounted to NIS 186 thousand were reversed.

NOTE 10 - TAXES ON INCOME:

a.	Tax rates

The income of the Company is taxed at the regular tax rate (25%). The corporate tax rate will increase to 26.5% in 2014 and thereafter.

b.	Carryforward losses

The Company incurred carryforward losses amounting on December 31, 2013 to $ 49 million. The Company did not recognize deferred taxes for those losses since their utilization is not expected in the foreseeable future.

c.	Tax assessments

As of the statement of financial position date, the Company has received a final assessment from the tax authorities, through the year ended December 31, 2008.

NOTE 11 - GOVERNMENT GRANTS

The Company is committed to pay royalties to the Office of the Chief Scientist (“OCS”) in the government of Israel in respect to products in the research and development of which the government of Israel participated by way of grants, computed at the rate of 3%-5% of the proceeds from sales of such products, up to the 100% of the amount of the grants received (linked to the dollar); (commencing January 1, 1999 - plus annual interest at Libor rate). As of December 31, 2013, the Company received a total amount of $11 million. As of December 31, 2013, the Company has not recognized a liability in the statement of financial position and no royalties have been paid.

NOTE 12 - COMMITMENTS:

Royalties:

a.	In May 2002 the Company signed an assignable, perpetual, exclusive, sub-licensable and worldwide license agreement for the use of the technology and intellectual property owned by one of its shareholders (hereafter –“the license agreement”). Under the license agreement the Company shall pay royalties at the range of 3% or 1% of the Company’s or sub-licensee’s net sales of products derived from the technology, respectively. In addition, the Company shall pay royalties at the rate of 20% of all technology sublicensing lump sum payments, up to $10 million, and royalties at the rate of 25% of all technology sublicensing lump sum payments in excess of $10 million. As of December 31, 2013 no products or sub-licenses were sold, and therefore, no royalties were paid.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 12 - COMMITMENTS (continued):

b.	In 1998 the Company and a foreign company entered into an agreement in connection with the provision of development services by the foreign company and the grant of a license to use patents of the foreign company. In consideration for an exclusive worldwide license to use patents of the foreign company, the Company has undertaken to pay the foreign company single digit percentage royalties on sales of Company’s products based on valid patents of the foreign company. As of December 31, 2013 no royalties were paid.

c.	According to the license agreement the Company signed with Medivation Inc. on October 2014, the company is obligated to pay royalties at the rate of 20% from the license proceeds. See note 15.

d.	Lease commitments

The premises occupied by the Company are rented under various operating lease agreements, which may be cancelled by giving a two-month notice. Annual lease fees amount to NIS 1,487 thousands (linked to the USD). Commencing in 2012 the Company leases two vehicles for the use of Company’s employees. The annual lease fees amount to NIS 74 thousands.

The projected lease fees in respect of the lease agreement calculated at rate in effect as of December 31, 2013 are as follows:

NIS in
thousands
2014	1,561

2015	1,490

2016 and thereafter	1,487

NOTE 13 - INTERESTED PARTIES AND RELATED PARTIES

“Interested party” - as defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

“Related party” - as defined in IAS 24 – “Related Party Disclosure” (hereafter – “IAS 24”).

As of December 31, 2013, the Company is controlled by Clal Industries Biotechnology Ltd., which is incorporated in Israel and holds 52.96% of the Company’s shares. The remaining shares (47.04%) are held by a large number of investors. The ultimate parent company of the Company is Clal Industries Ltd., which is incorporated in Israel.

a.	Balances with interested parties and related parties:

December 31,
2013
NIS in
thousands
Other payables (receivables)	12

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 13 - INTERESTED PARTIES AND RELATED PARTIES (continued):

b.	Transactions with interested parties and related parties:

Year ended
December 31,
2013
NIS in
thousands
Rent expenses	1,311

Key management personnel salaries	*1,459

*	Comprised of 3 key executives

NOTE 14 - RESEARCH AND DEVELOPMENT EXPENSES, net:

Out of the research and development expenses amount charged in the year ended December 31, 2013, total of NIS 663 thousands were deducted due to participation in expenses in respect of government grants.

NOTE 15 - SUBSEQUENT EVENTS:

a.	In April 2014 the Company and Teva signed an agreement which resolves mutual claims the parties had in connection with the termination (in January 2013) of the collaboration between them (see note 7). As part of the said agreement, Teva waived its right to receive royalties from future revenues of the Company and the Company waived its financial demands from Teva. As a result, the liability for payment of royalties to Teva in the future – amounting to NIS 19.1 million ($5.4 million) – was cancelled and carried to the “other income” item in the statement of income.

b.	Capital raising:

1)	In June 2014 the Company raised $ 2 million by way of rights issue to some of its shareholders in consideration for allotment of 11,348 preferred C shares. The shareholders which participated in this investment round included the parent company, Clal Capital Funds Risk Limited Partnership and Technorov Holdings (1993) Ltd.

2)	On December 21, 2014 Company raised $ 3 million by way of rights issue to some of its shareholders in consideration for allotment of 17,023 preferred D shares. The shareholders which participated in this investment round included the parent company, Clal Capital Funds Risk Limited Partnership and Technorov Holdings (1993) Ltd.

c.	Employee stock options

In June 2014 the Company’s board of directors extended the exercise period of 35,280 options by 5 years; following such extension the exercise period of 26,180 options will end on July 29, 2019. The exercise period of the remaining options will end in March and August 2020.

CureTech Ltd.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 15 - SUBSEQUENT EVENTS (continued):

d.	Agreement with Medivation Inc.:

1)	In October 2014, the Company and Medivation Inc. (hereafter – “Medivation”) entered into a licensing agreement and a manufacturing and supply agreement (hereafter jointly – “the agreements”), under which the Company shall grant Medivation exclusive worldwide rights to develop and commercialize Pidilizumab—CureTech’s immune modulatory anti-PD-1 monoclonal antibody (hereafter respectively – “the license” and “the drug”).

Under the agreements, Medivation will be responsible for all research, development, regulatory and commercialization activities in connection with the drug. Under the provisions of the manufacturing and supply agreement, the Company will manufacture and supply the drug to Medivation over the next 3 years for clinical development purposes in accordance with set manufacturing and supply plans and in consideration for the cost of manufacturing.

In consideration for the license, the Company shall be entitled to the following consideration:

a)	Upfront $5 million payment;

b)	Future payment upon attainment of certain development and regulatory milestones totaling $85 million.

c)	Further future sales-based milestone payments of up to $ 245 million upon the achievement of certain annual worldwide net sales thresholds. The minimal sales threshold was set at $ 400 million; and

d)	Tiered royalties ranging from 5%-11% of drug sales, based on annual worldwide net sales.

Upon the completion of the license agreement, the Company has recognized the upfront $5 million payment in the income statement among “Revenue from license grants”. According to the Company’s accounting policy, all future consideration payments that will be received based on milestones achievement and royalties that are based on certain sales thresholds will be recognized in the income statement at the date the Company is entitled to those payments.

Under the agreements, the Company shall bear all payments payable to the Chief Scientist Office in connection with the transaction. The Company shall also bear all payments to third parties from whom it received certain IP rights (including payments to CBI which holds app. 60% of the rights to payments payable to Mor Research Applications Ltd. – the owner of the underlying patents of the drug).

2)	In February 2015 and in accordance with the abovementioned manufacturing and supply agreement, the Company received a total of $ 3.5 million in consideration for supplying the drug to Medivation under the agreement; the drug will be used by Medivation for clinical development purposes in the first half of 2015.

3)	In June 2015 the manufacturing and supply agreement was amended; as part of this amendment the parties agreed to change the quantities of the drug to be manufactured and supplied by the Company to Medivation as well as the dates of supply and payment under the agreement.